Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto and statements on Schedule 13D or Schedule 13G) with respect to the Common Shares, no par value of Companhia Brasileira de Distribuição, and that this agreement may be included as an exhibit to such joint filing. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments, and for the completeness and accuracy of the information concerning the undersigned or contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of April 3, 2024.

Segisor S.A.S.

By:	/s/ Pascal Rivet
Name:	Pascal Rivet
Title:	General Manager

Casino, Guichard-Perrachon S.A.

By:	/s/ Philippe Palazzi
Name:	Philippe Palazzi
Title:	General Manager

France Retail Holdings S.à.r.l.

By:	/s/ Marek Spurny
Name:	Marek Spurny
Title:	Director A

By:	/s/ Pascal Leclerc
Name:	Pascal Leclerc
Title:	Director B

EP Equity Investment III S.à.r.l.

By:	/s/ Marek Spurny
Name:	Marek Spurny
Title:	Director A

By:	/s/ Pascal Leclerc
Name:	Pascal Leclerc
Title:	Director B

EP Equity Investment S.à.r.l.

By:	/s/ Pavel Horsky
Name:	Pavel Horsky
Title:	Director A

By:	/s/ Pascal Leclerc
Name:	Pascal Leclerc
Title:	Director B

EP Investment S.à.r.l.

By:	/s/ Marek Spurny
Name:	Marek Spurny
Title:	Director A

By:	/s/ Pascal Leclerc
Name:	Pascal Leclerc
Title:	Director B

/s/ Daniel Křetínský
Name:	Daniel Křetínský